     THIS INDENTURE dated the 15th day of January, 1990.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

B E T W E E N :

                                HARGOL MANAGEMENT LIMITED,
                                (a corporation incorporated under the laws of the Province of Ontario),
                                PRECEDENCE INC. and MILDRED DEVOR,
                                Executrix and Trustee of the Last Will and Testament of John R. Devor, Deceased, all of the City of Toronto, in the Municipality of Metropolitan Toronto and Province of Ontario

                                hereinafter called the "Landlord",

                                                              OF THE FIRST PART;

                                - and -

                                INTERNATIONAL IMAGE CONVERSIONS INC.,
                                a corporation incorporated under the laws of the Province of Ontario,

                                hereinafter called the "Tenant",

                                                             OF THE SECOND PART.

        W I T N E S S E T H:

1. THAT in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be paid, observed and performed, Landlord doth demise and lease unto Tenant for the production of video tapes and related uses (provided such related uses comply with all applicable zoning by-
laws) and ancillary office uses, but not for any other purpose, that designated portion containing 9,635 square feet, shown outlined in red on sketch attached hereto as Schedule "A", of the building erected upon the lands and premises situate, lying and being in the City of North York, in the Municipality of Metropolitan Toronto and Province of Ontario, municipally known as 23 Prince Andrew Place, Don Mills, Ontario, as more particularly described in Schedule "B" annexed hereto, including in the demised premises the windows and exterior walls and to the centre of
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                                     - 2 -

interior walls thereof, together with 25 car spaces in the parking area reserved therefor, and the right at all times to the common use of the driveway areas, the said leased premises being hereinafter referred to as the "demised premises". If available, as determined by the Landlord acting reasonably, the Tenant shall have the right to use five (5) additional car spaces in the parking area reserved therefor.

2. TO HAVE AND TO HOLD the demised premises, unless such term shall be sooner terminated as hereinafter provided, for and during the term of ten (10) years, to be computed from and inclusive of the lst day of March, 1990, and from thenceforth next ensuing and fully to be completed and ended on the 29th day of February, 2000.

3. (a) The Tenant covenants and agrees to pay unto the Landlord from and after the commencement date of the lease annual basic rent for the demised premises payable in equal consecutive monthly installments in advance on or before the first day of each month, without any prior demand therefor and without any deduction, abatement or set-off whatsoever, as follows:

        (i) From March lst, 1990 to and including July 31st, 1992, the sum of $67,445 per annum, being $5,620.42 per month;

        (ii) From August lst, 1992 to and including February 28th, 1995, the sum of $74,189.50 per annum, being $6,182.46 per month;

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                                     - 3 -

        (iii) From March 1st, 1995 to and including February 28th, 1997, the sum of $81,897.50 per annum, being $6,824.80 per month; and

        (iv) From March 1st, 1997 to and including February 29th, 2000, the sum of $90,087.25 per annum, being $7,507.27 per month.

   (b)  INTENTIONALLY DELETED.

   (c) The Landlord acknowledges receipt of the sum of $13,127 to be applied first on account of the first month's basic rent payable hereunder with the balance to be applied against the last month's basic rent payable hereunder.

4. ALL PAYMENTS required to be made by the Tenant under or in respect of this lease shall be made to Landlord at Landlord's office in Toronto or to such agent or agents of Landlord or at such other place as Landlord shall hereafter from time to time direct in writing to Tenant.

5.      THE TENANT COVENANTS WITH THE SAID LANDLORD:

   (a) To pay rent including, without limitation all basic rent and additional rent;

   (b) (i) Tenant will, as additional rent, in each and every year during the said term, pay and discharge, in the proportion that the assessment of the demised premises bears to the assessment of the total rentable area in the said building or buildings of which the demised premises form part, all taxes (including local improvement rates, capital taxes

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                                     - 4 -

            and levies including commercial concentration levies), rates, duties and assessments that may be levied, rated, charged or assessed against the said lands and building in which the demised premises are situate or against the Landlord by reason of its ownership of the lands and building in which the demised premises are situate, and, without limiting the generality of the foregoing, every other tax, charge, rate, assessment or payment which may become a charge or encumbrance upon or levied or collected upon or in respect of the demised premises or any part thereof, as the same become due respectively, whether charged by any municipal, parliamentary or other body during the term hereby demised. If the demised premises are assessed as a separate unit, the Tenant will pay, as such additional rent, all such taxes which relate specifically thereto.

       (ii) If the demised premises are at any time during the term of this lease assessed for the support of separate schools for any reason other than act or election of the Landlord, the amount of any increase in the taxes or rates payable in respect of the demised premises shall be paid by the Tenant to the Landlord on demand as additional rent.

   (c) (A) Tenant shall pay, as additional rent, as the same become due respectively, its share, calculated as set out below, of all charges for public utilities, including water, gas, electrical power or energy, steam or hot water used upon or in respect of the demised premises and for fittings, machines,

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                                     - 5 -

            apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public utilities, along with an administration fee equal to fifteen percent (15%) of any and all of such amounts payable.

        (B) Public utility bills shall be apportioned as between tenants as follows:

              (i) In accordance with a separate meter if same exists; or

             (ii) Where no tenant in the building or buildings of which the demised premises form a part uses a grossly disproportionate amount of any public utility in a production process, public utility bills shall be apportioned in the same proportion that the floor area leased to each tenant bears to the total area of the rentable space in the building or buildings of which the demised premises form part, to which such bill relates (herein referred to as the "project");

            (iii) Where any tenant in the project uses a grossly
                  disproportionate amount of a public utility as aforesaid, the bill shall be apportioned as to such tenant on the basis of a submeter, or if no such meter is available, on the basis of Landlord's reasonable estimate of utilities used, and the remainder of the bill shall be allocated among any other tenants of the

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                                      - 6 -

                  project in the proportion that such tenants' leased floor areas bears to the total rentable floor area in the project minus the floor area rented to the tenant or tenants which were billed as disproportionate users.

   (d) (i) Tenant, at its own expense, shall maintain and keep the demised premises and every part thereof (including without limitation, the heating, ventilating and air conditioning equipment (if any) and system serving the demised premises) in good order and condition and promptly make all needed repairs and replacements (reasonable wear and tear and damage by fire, lightning and tempest only excepted) and, without limiting the foregoing, Tenant shall keep the demised premises well painted, clean and in such condition as a careful owner would do.

       (ii) In the event that the Landlord elects to repair the heating, ventilating and/or air conditioning equipment and systems serving the demised premises (which election the Landlord shall be entitled to make at any time or times during the term of this lease) then the Tenant shall pay monthly in advance, as additional rent, the Landlord's costs and expenses of all repairs to the heating, ventilating and air conditioning equipment and systems serving the demised premises.

      (iii) Notwithstanding the provisions of subparagraph (i) above, the Landlord, acting as a reasonably prudent owner, shall be responsible for the replacement of
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                                     - 7 -

            the heating, ventilating and/or air conditioning equipment serving the demised premises subject to the following terms and conditions:

            (a) If at any time or times during the term of this lease or any renewal thereof the Landlord replaces any of the heating, ventilating and/or air conditioning equipment serving the demised premises, the Tenant agrees to pay to the Landlord, on the first day of each month of the term of the lease and any renewal thereof, as additional rent, along with the payment of monthly basic rent, the amount determined as follows:

                (A) the total replacement cost of the heating, ventilating and/or air conditioning equipment including, without limitation, all carrying costs, removal costs and installation costs; divided by,

                (B) the life expectancy (expressed in years) of the new heating, ventilating and/or air conditioning equipment as determined by the Landlord or its authorized representatives, acting reasonably; divided by

                (C) 12.

                For greater certainty, the parties hereto agree that the aggregate of the aforesaid monthly payments by the Tenant shall not
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                                     - 8 -

                exceed the applicable actual replacement cost determined pursuant to subparagraph (A) above.

                The parties hereto further agree that if the applicable replacement cost determined pursuant to subparagraph (A) above relates to any equipment that will serve both the demised premises and any other premises, the Tenant shall only be responsible for a share of such replacement cost as shall be equitably determined by the Landlord.

            (b) Notwithstanding the provisions set forth above, if the Landlord is required to replace any part of the heating, ventilating and/or air conditioning equipment serving the demised premises by reason of the negligent acts or omissions of the Tenant, its employees, servants, agents, investors, suppliers or any other person for whom it is responsible at law or by reason of the Tenant's failure to comply with its obligations under paragraph 21 of this lease, then any costs incurred by the Landlord in that regard shall be paid for by the Tenant, as additional rent, forthwith following receipt of invoice.

   (e) That it shall be lawful for Landlord and its agents, at all reasonable times during the said term, to enter the demised premises to inspect the condition thereof. Where an inspection reveals repairs are necessary, Landlord shall give Tenant notice in writing, and thereupon Tenant will, within three (3) calendar months
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                                     - 9 -

        form the date of delivery of the notice, make the necessary repairs in a good and workmanlike manner.

   (f) (i) Save and except as otherwise provided in this lease, the Tenant covenants and agrees that at the expiration or sooner determination of the term, it will leave the demised premises in good and substantial repair and condition. Without limiting the generality of the foregoing, but subject to the provisions of subparagraph (ii) below, it is agreed that at the expiration of the tenancy hereby created the Tenant shall surrender the demised premises in the same condition as the demised premises were in upon delivery of possession thereto by the Landlord under this Lease. The Tenant's obligations to observe and perform this covenant shall survive the expiration or other termination of the term of this lease.

       (ii) Upon expiration or termination of this lease, the Landlord shall elect whether it wishes to have the Tenant remove any alterations, decorations, additions or improvements in the demised premises and restore the demised premises as provided in subparagraph (i) above or whether the Landlord wishes the Tenant to leave the demised premises in their then condition. Should the Landlord elect to have the demised premises left in their condition, all such alterations, decorations, additions and improvements shall become the property of the Landlord at no cost to it. If the Landlord elects to have the Tenant remove such alterations, decorations, additions or improvements and to
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                                    - 10 -

            restore the demised premises, and should the Tenant fail to do so forthwith after receiving appropriate notice from the Landlord, then the Landlord may remove all of same at the cost and expense of the Tenant.

   (g) To heat the said premises in a reasonable manner at its own expense.

   (h) That it will promptly comply with all requirements of the local Board of Health, Police or Fire Department, Municipal or Provincial Authorities and the Insurance Advisory Organization of Canada or the Underwriters Adjustment Bureau respecting the manner in which it uses or maintains the said premises.

   (i) (A) That it will not assign, sublet or part with the possession of the demised premises or any part thereof, or share the occupation of the demised premises or any part thereof without the consent of the Landlord in writing first had and obtained, such consent not to be unreasonably or arbitrarily withheld. At the time that such consent for assigning, subletting or parting with possession is requested of the Landlord, the Tenant shall notify the Landlord in writing of the terms upon which such assignment, subletting or parting with possession is being made (furnishing to the Landlord, all relevant offers, agreements and/or documents), and thereupon, if the Landlord would be required to issue its consent as requested, in lieu thereof, the Landlord shall have the option, to be exercised within thirty (30) days from the date
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                                    - 11 -

            upon which such consent is requested, to elect to terminate this lease upon the date upon which such assignment, subletting or parting with possession is to become effective, in which event, this lease shall be deemed to have terminated upon such date, nothing herein contained to the contrary notwithstanding unless within thirty (30) days from the date upon which the Landlord notifies the Tenant in writing of its said election, the Tenant by notice in writing to the Landlord withdraws its request for such consent and indicates that it will continue to occupy the demised premises under the provisions hereof, whereupon this lease shall continue as if such consent had not been requested.

        (B) If as a result of any assignment of this lease or any sublet or parting with possession of the demised premises, or any part thereof, the Tenant is entitled, directly or indirectly, to receive from any subtenant or assignee, as the case may be, a bonus or premium payable for any such assignment or sublet or any rent (whether basic rent or additional rent) greater than that required to be paid to the Landlord, the Tenant shall pay to the Landlord, as additional rent, any such bonus, premium or increased rent, as aforesaid, forthwith upon receipt thereof by the Tenant from time to time.

        (C) The parties hereto agree that the Landlord shall not have the option to elect to terminate the lease as set forth in subparagraph 5(i)(A) above in the

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                                    - 12 -

            event the Tenant requests the Landlord's consent to an assignment of the lease or a subletting of the demised premises to any holding body corporate of the Tenant, any subsidiary of the Tenant or any affiliate of the Tenant (as such terms are defined in the Business Corporations Act, 1982, as amended) provided that all of the other provisions of paragraph 5(i) shall continue to apply.

        (D) The parties hereto agree that any transfer or issue by sale, assignment, operation of law or other disposition, or by subscription, from time to time, of all or any part of the corporate shares of the Tenant or of any parent or subsidiary of the Tenant or any corporation which is an associate or affiliate of the Tenant
            (as those terms are defined pursuant to the Business Corporations Act, 1982, as amended) which results in any change in the present effective voting control of the Tenant as at the date of this lease shall require the prior written consent of the Landlord, which consent will not be unreasonably withheld, and all of the terms and provisions of subparagraphs 5(i)(A) and (B) shall apply to same as if same were a request for the Landlord's consent to an assignment or subletting pursuant to subparagraph 5(i)(A).

   (j) That it will not do or omit to do or permit to be done or omitted anything upon or in respect of the demised premises the doing or omission of which (as the case may be) shall be or result in a nuisance.

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                                    - 13 -

   (k) (A) That upon demand Tenant will pay as additional rent, in the proportion that the building area demised to the Tenant bears to the total building area of the project all premiums with respect to insurance to be placed by Landlord and described as follows, plus an administration fee equal to 15% of such premiums:

              (i) Fire, Extended Coverage and Malicious Damage Insurance for the
                  full replacement value of the building, its improvements and equipment (as determined by the Landlord, acting reasonably), and, in addition, rental income insurance upon the full annual rental income thereof;

             (ii) Broad Boiler and Unfired Pressure Vessels Insurance, including
                  Repair and Replacement and Rental Income coverages in an amount reasonably satisfactory to Landlord; and

            (iii) Such other insurance as it may be, or may become, customary for owners of property to carry as respects loss of or damage to the demised premises or liability arising therefrom, specifically including any insurance required by reason of the introduction by or on behalf of Tenant and/or his sub-tenants of any radioactive materials or substances into the demised premises or exposing them.

        (B) Tenant will pay the amount of any increase in insurance premium on the whole building or buildings of which the demised premises are part if such increase is caused by Tenant's operations in the demised premises.

        (C) Tenant covenants that nothing will be done or omitted to be done whereby any policy shall be cancelled or the premises rendered uninsurable.

        (D) Tenant will provide Landlord with a Certificate of Liability Insurance covering Tenant in respect of the demised premises and its operations therein with a limit of not less than $2,000,000 inclusive as respects injuries to or death of persons or damage to property and such insurance shall be stated therein to apply to liability assumed by Tenant under clauses 6(c) and 6(f) of this agreement.

6.      PROVIDED AND IT IS HEREBY EXPRESSLY AGREED:

   (a) That in case without the written consent of Landlord the demised premises shall become and remain vacant or not used for a period of thirty (30) days while the same are suitable for use by tenant or be used by any person other than Tenant, or in case the term hereby granted or any of the goods and chattels of Tenant shall be at any time seized or taken in execution or in attachment by any creditor of Tenant or Tenant shall make any assignment for the benefit of creditors or give any Bill of Sale without complying with The Bulk Sales Act (Ontario) or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or any order shall be made for the winding-up of Tenant, then and in every such case the then current month's rent and the next ensuing three months' rent (and for the purposes hereof "rent" shall include basic rent and additional rent) shall immediately become due and payable, and, at the option of the Landlord, this lease shall cease and determine and the said term shall immediately become forfeited and void, in which event Landlord may re-enter and take possession of the demised premises as though Tenant or any occupant or occupants of the demised premises was or were holding over after the expiration of the term without any right whatever.

   (b) That notwithstanding the benefit of any present or future statute taking away or limiting Landlord's right of distress, none of the goods and chattels of Tenant on the demised premises at any time during the said term shall be exempt from levy by distress for rent in arrears.

   (c) That Landlord shall not in any event whatsoever be liable or responsible in any way for any personal injury or death that may be suffered or sustained by Tenant or any employee of Tenant or any other person who may be upon the demised premises or for any loss of or damage or injury to any property belonging to Tenant or to his employees or to any other person while such property is on the demised premises, or for loss of business or profits, and, in particular (but without limiting the generality of the foregoing), Landlord shall not be liable for any damage to any such property, business or profits caused by steam, water, rain or snow which may leak into, issue or flow from any part of the said building or adjoining premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any tenant.

   (d) If the Tenant should hold over after the original term or any extended term hereof, then unless there shall be some written agreement to the contrary, such holding over shall be construed to be a tenancy from month to month only and shall have no greater effect, any custom, statute, law or ordinance to the contrary notwithstanding. Notwithstanding any statutory provisions or rules of law with respect to the instance of the month to month lease, such month to month tenancy shall be governed by the terms and conditions hereof, save for the monthly rental rate which unless and until settled by prior written agreement shall be twice the monthly rental theretofore paid by Tenant under the terms hereof during the month immediately preceding the expiration or termination of this lease together with any other payments required by this lease to be paid.

   (e) That Tenant will not bring upon the demised premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the demised premises and that if any damage is caused to the demised premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with Tenant, Tenant will forthwith repair the same or pay to Landlord the cost of making good the same.

   (f) That Tenant will indemnify and save harmless Landlord of and from all liabilities, fines, suits, claims, demands and actions of any kind or nature to which Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by Tenant of any covenant, term or provisions hereof or by reason of any injury or death resulting from, occasioned to or suffered by any person or persons or any property by reason of any act, neglect or default on the part of Tenant or any of its agents, employees, such indemnification in respect of any such breach, violation or non-performance, damage to property, injury or death occurring during the term of the lease shall survive any termination of this lease, anything in this lease to the contrary notwithstanding.

   (g) That in the event of Tenant failing to pay any taxes, rates, insurance premiums or charges which it has herein covenanted to pay, Landlord may pay the same and shall be entitled to charge the sums so paid to Tenant who shall pay them forthwith on demand; and Landlord, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums as it might have and take for the recovery of rent in arrears under the terms of this lease; all arrears of basic rent and additional rent shall bear interest at the rate of twenty percent (20%) per annum from the time such arrears become due until paid to the Landlord.

   (h) That Tenant will keep the demised premises and every part thereof in a clean and tidy condition and will not permit waste paper, garbage, ashes or waste or objectionable material to accumulate thereon.

   (i) Whenever in this lease reference is made to the demised premises, it shall include all structures, improvements and erections in or upon the demised premises or any part thereof from time to time.

   (j) Tenant shall from time to time at the request of Landlord produce to Landlord satisfactory evidence of the due payment by Tenant of all payments required to be made by Tenant under this lease.

   (k) The taxes and local improvement rates in respect of the first and last years of the term hereby demised shall be adjusted between Landlord and Tenant.

7. PROVIDED that Tenant may remove its trade fixtures; provided further that Tenant shall not remove or carry away from the said premises any building or any plumbing, heating or ventilating plant or equipment or other building services.

8. PROVISO for re-entry by Landlord on non-payment of rent (including without limitation basic rent and additional rent) or non-performance of covenants.

9. (a) IT IS THE INTENTION of this lease that the said rentals herein provided to be paid shall be net to Landlord and clear of all taxes (except Landlord's Income Taxes) costs, charges and expenses arising from or relating to the demised premises and that Tenant shall pay all charges, impositions, expenses of every nature and kind relating to the demised premises and Tenant covenants with Landlord accordingly.

   (b) The parties hereto agree that all and any monies required to be paid by the Tenant to the Landlord under or pursuant to the terms of this Lease, save for basic rent, shall be additional rent, shall be deemed to be and be collectible as rent and the Landlord shall have the same remedies in respect of arrears of additional rent as it has in respect of rent.

10.     LANDLORD COVENANTS WITH TENANT FOR QUIET ENJOYMENT.

11. (a) LANDLORD shall maintain and keep the exterior of the demised premises in good order and condition and promptly make all needed repairs and replacements with respect thereto.

    (b) The Landlord, acting as a reasonably prudent owner, shall be responsible for structural repairs to the building in which the demised premises is situate including the roof, structural steel, exterior weather walls, bearing walls and subfloor provided that if the Landlord is required to effect such structural repairs by reason of the acts or omissions of the Tenant or the acts or omissions of those for whom the Tenant is at law responsible, the Tenant shall pay any and all costs incurred by the Landlord in that regard, as additional rent, forthwith following receipt of invoice.

12. TENANT shall pay to Landlord, upon demand, as additional rent, its proportionate share of the expenses incurred by Landlord for landscaping, snow removal and maintenance of exterior of building and grounds for every year during the term hereof, plus an administration fee equal to 15% of such expenses. For the purposes of this paragraph and without limiting the operation thereof:

        "Year" shall mean calendar year and shall include the calendar year in which this lease commences and terminates.

        "Proportionate share" shall mean that proportion of such expenses that the area leased to Tenant bears to the total leasable space in this project, including the demised premises.

A demand for payment of such proportionate share of such expenses shall be valid if made at any time after the end of the year with respect to which such expenses are calculated. For the years in which this lease commences and terminates the proportionate share shall be pro-rated to reflect the portion of the calendar year during which this lease is in effect.

13. PROVIDED that during the term hereby created any person or persons may inspect the said premises and all parts thereof at all reasonable times, on producing a written order to that effect signed by Landlord or its agents.

14. PROVIDED that in case of removal by Tenant of the goods and chattels of Tenant from off the premises, Landlord may follow the same for thirty (30) days in the same manner as is provided for in The Landlord and Tenant Act.

15. (a) PROVIDED that Landlord shall have the right within six (6) months from the termination of the said term or if this lease is renewed, within the last six (6) months of the renewal term, to place upon the demised premises a notice, of reasonable dimensions and reasonably placed so as not to interfere with Tenant's business, stating that the demised premises are to let and at any time a sign stating that the project is for sale; and further provided that Tenant will not remove such notice(s) or permit the same to be removed, and the Tenant will, during such six-month period, permit the Landlord to enter the premises with prospective tenants and during the term with prospective purchasers during reasonable hours for the purpose of inspection.

    (b) INTENTIONALLY DELETED.

16. ANY BUILDING, erection or improvement placed or erected upon the demised premises shall become a part thereof and shall not be removed and shall be subject to all the provisions of this lease. No building, erection or improvement shall be erected upon the demised premises without the written prior consent of Landlord. The Tenant shall have the right, at the expiration of the term hereof, to remove its trade fixtures and equipment provided that it makes good any damage caused to the demised premises by the removal of such trade fixtures or equipment.

17. PROVIDED AND IT IS HEREBY EXPRESSLY AGREED that if and whenever during the term hereby demised the portion of the building hereby demised shall be destroyed or damaged by fire, lightning or tempest, or any of the perils insured against under the provisions of paragraph 5(k) hereof, then and in every such event:

    (a) If the damage or destruction is such that the portion of the building hereby demised is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy it and if in either event the damage, in the opinion of Landlord, to be given to Tenant within fifteen
        (15) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage or destruction, then either Landlord or Tenant may within five (5) days next succeeding the giving of the Landlord's opinion as aforesaid terminate this lease by giving to the other notice in writing of such termination, in which event this lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which

        Tenant is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither Landlord or Tenant so terminate this lease, then Landlord shall repair the said Building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the demised premises;

    (b) If the damage be such that the portion of the building hereby demised is wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy it but if in either event the damage, in the opinion of Landlord, to be given to Tenant within fifteen (15) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the demised premises and Landlord shall repair the damage with all reasonable speed;

    (c) If in the opinion of the Landlord the damage can be made good as aforesaid within one hundred and twenty (120) days of the happening of such destruction or damage and the damage is such that the portion of the building demised is capable of being partially used for the purposes for which it is hereby demised, then until such damage has been repaired the rent shall abate in the proportion that the part of the portion of the building demised is rendered unfit for occupancy bears to the whole of the said portion of the building demised and Landlord shall repair the damage with all reasonable speed;

    (d) The parties hereto agree that the opinion of the Landlord as set forth above shall be accompanied by confirmation thereof from a professional architect or engineer chosen by the Landlord.

18. (a) LANDLORD DECLARES that it may assign its rights under this lease to a Lending Institution as collateral security for a loan to Landlord and in the event that such an assignment is given and executed by Landlord and notification thereof is given to Tenant by or on behalf of Landlord, it is expressly agreed between Landlord and Tenant that this lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this lease or by law, without the consent in writing of such Lending Institution.

    (b) TENANT COVENANTS AND AGREES WITH LANDLORD that it will, if and whenever reasonably required by Landlord and at Landlord's expense, consent to and become a party to any instrument relating to this lease which may be required by or on behalf of any purchaser, bank or mortgagee from time to time of the said premises, provided always that the rights of Tenant as hereinbefore set out be not altered or varied by the terms of such instrument or document, and the Tenant agrees that it will execute all postponement agreements and any other documents or assurances which may be required by the Landlord from time to time to give effect to this provision, provided that, in any event, before requiring the Tenant to postpone or subordinate as herein set out, the Landlord shall obtain from any such mortgagee an acknowledgment and assurance in writing addressed to the Tenant whereby it is acknowledged that, in the event of any such mortgagee realizing upon its security, it will not disturb the Tenant and will permit the Tenant to remain in possession under this lease in accordance with the terms thereof, so long as the Tenant is not in default.

19. THE TENANT shall have the right from time to time during the term hereby granted to erect, paint, display, maintain, alter, change or remove advertising signs on the exterior and interior of the walls of the said demised premises. All such signs shall be dignified in appearance and shall be approved in writing by Landlord as to dimensions, type, location (and Landlord in approving such signs shall have regard to the aesthetic appeal of the building, the signs to serve as identification purposes and not advertising and further the necessity on a multi-tenancy building for all signs to be complementary and not detract from one another) and shall comply with the lawful requirements of municipal and governmental authorities. They shall remain the property of Tenant and shall be removed by it upon the termination of the term hereby granted. Upon the removal of any such signs the demised premises shall be restored to their original condition except for reasonable wear and tear. Tenant shall indemnify Landlord against any loss or damage caused to any person or thing as a result of the placing or use of any sign on the demised premises.

20. (a) THE TENANT shall be responsible for the maintenance of the truck door, bumper or dock guards. Tenant shall give written notice to the owner of any vehicle causing damage to any part of the building specifying the date and time of the accident, details of damage, licence number, and make of vehicle and name of driver, if available.

    (b) A COPY of the notice shall be forwarded to the Landlord immediately.

21. TENANT covenants and agrees to enter and maintain throughout the term of this lease a service contract with a person or company satisfactory to Landlord providing for the servicing and regular maintenance of any heating, air-conditioning or related equipment on or forming part of or serving the demised premises. A copy of such contract and records of the work performed thereunder shall be made available to the Landlord upon request.

22. (a) In this paragraph 22 "Operating Expenses" means the cost of taxes, public utilities, insurance, landscaping, snow removal and maintenance of exterior of building and grounds, and administration fee as provided by sub-paragraphs 5(c) and 5(k) and paragraph 12 of this lease.

    (b) (i) Notwithstanding anything herein contained the Landlord may at any time notify the Tenant of its estimate of the Tenant's share of the Operating Expenses for the next ensuing calendar year or the balance of the calendar year then current, and as and from the date upon which such notice shall have been given, the Tenant shall pay to the Landlord on account of its share of the Operating Expenses on the first day of each month during the term hereof an amount equal to one-twelfth of the said estimate if the estimate relates to a twelve-month period, or, if the estimate shall be based on less than a twelve-month period, the estimated amount of Operating Expenses divided by the number of months to which such estimate relates. An estimate once made shall govern the amount of monthly instalments on account of Operating Expenses, notwithstanding the expiry of the period to which it relates until the Landlord shall notify the Tenant of a revised estimate.

       (ii) If the Landlord shall notify the Tenant of such estimate it shall thereafter notify the Tenant of an updated estimate not less frequently than once a year and shall, on or before April 30th in each calendar year thereafter, provide the Tenant with a statement detailing the Operating Expenses actually incurred in the previous calendar year and the Tenant's share thereof. A certificate executed by an officer of the Landlord setting forth the Operating Expenses during any period shall, failing proof to the contrary, be deemed to be conclusive evidence thereof.

      (iii) In the event that the Tenant's share of Operating Expenses actually incurred, in any period after notification of an estimate is greater or lesser than the aggregate of all instalments on account thereof paid by the Tenant to the Landlord during such period, the difference or deficiency shall be adjusted by additional payment or refund to be made within ten (10) days of presentation of appropriate statement by the Landlord to the Tenant after the expiry of the period in question.

23. THE FAILURE OF LANDLORD to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

24. Despite any other provisions of this lease, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord or the Tenant with respect to the rent payable by the Tenant to the Landlord under this lease, or in respect of the rental of space under this lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise (hereinafter individually and collectively called "Sales Taxes"). The amount of the Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this lease or upon demand or at such other time or times as the Landlord from time to time determines. Despite any other provisions of this lease, the amount payable by the Tenant under this paragraph shall be deemed not to be rent, but the Landlord shall have all of the same remedies for, and rights of recovery of, such amount as it has for recovery of rent under this lease.

25. (i) ANY NOTICE, request or demand herein provided for or given hereunder if given by Tenant to Landlord shall be sufficiently given if delivered or mailed by registered mail in the City of Toronto, Ontario, postage prepaid addressed to Landlord c/o Lloyd Zerker Realty Ltd., 121 Richmond Street West, Suite 201, Toronto, Ontario, M5H 2K1.

    (ii) ANY NOTICE herein provided for or given hereunder if given by Landlord to Tenant shall be sufficiently given if delivered or mailed as aforesaid addressed to Tenant at the demised premises.

    (iii) ANY NOTICE delivered shall be deemed to have been received on the first business day next following date of delivery and if mailed as aforesaid shall be conclusively deemed to have been given on the third business day following the day on which such notice is mailed as aforesaid.

    (iv) Either Landlord or Tenant may at any time give notice in writing to the other or others of any change of address of the party giving such notice and from and after the giving of such notice the address therein specified shall be deemed to be the address of such party for the giving of such notices thereafter. Notwithstanding the foregoing, in case of actual or reasonably anticipated delays in mail delivery, all such notices shall be delivered and shall be deemed to have been given on the first business day following the date of delivery.

26. WORDS importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

27. THIS INDENTURE and everything herein contained shall extend to and bind and enure to the benefit of the respective heirs, executors, administrators, successors and assigns (as the case may be) of each and every of the parties hereto, subject to the consent of Landlord being obtained, as hereinbefore provided, to any assignment or sub-lease by Tenant, and, where there is more than one Landlord or Tenant or where the Landlord or Tenant is a male, female or a corporation, the provisions herein shall be read with all grammatical changes thereby rendered necessary. All covenants herein contained shall be deemed joint and several and all rights and powers reserved to Landlord may be exercised by either Landlord or its agents or representatives.

28. THE TENANT covenants that it will not suffer or permit any construction or other liens or orders for the payment of money to be registered against the demised premises during the lease term, or any renewal thereof, by reason, or arising out of any labour or material, work or service furnished to the Tenant or to anyone claiming through the Tenant, and should any such lien or order be so registered, the Tenant shall satisfy and discharge the same forthwith, and should the Tenant fail or neglect so to do within seven (7) days after written notice thereof from the Landlord, the Landlord may, but without obligation so to do, satisfy and discharge such lien and may add to the next ensuing instalment of rent the amount of such lien and all legal and other expenses including the solicitors' fees and bond premium, which shall thereupon become due and payable as additional rent. The Tenant shall defend all suits to enforce such lien or order whether against Landlord or Tenant at Tenant's sole cost and expense. The Tenant hereby indemnifies the Landlord against any expense incurred by the Landlord as a result of such lien or order.

29.     If:

    (a) the Tenant is not then in default under the terms of this lease; and

    (b) the Tenant gives the Landlord not less than one hundred and eighty (180) days' written notice prior to the expiration of the initial term of this lease of the Tenant's intention to renew the term of the lease; then the Landlord will grant the Tenant the right to renew the term of this lease upon the expiry of the initial term for one period of five (5) years upon the same terms and conditions as set out in this lease except that:

        (i)  there shall be no further right of renewal; and

        (ii) the annual basic rent payable shall be mutually agreed upon by and between the Landlord and the Tenant not less than ninety (90) days prior to the expiration of the initial term of this lease. If the Landlord and the Tenant have not agreed as to the annual basic rent by a date which is ninety (90) days prior to the end of the initial term of this lease, then the annual basic rent shall be determined by arbitration, pursuant to the provisions of the Arbitrations Act of Ontario, (provided that the arbitrator(s) shall not be limited to the fees fixed in the Arbitrations Act). Notwithstanding the foregoing, the parties hereto agree that in no event shall the annual basic rent payable during the renewal term be less than the annual basic rent payable during the last year of the initial term of this lease.

30. The parties hereto agree that the Tenant is taking possession of the demised premises on an "as is" basis. The Tenant shall at its own cost and expense complete or cause the completion of all leasehold improvements, fixtures and any other work required for the finishing of the demised premises for the Tenant's use all in accordance with the Tenant's plans and specifications to be submitted to, and approved by, the Landlord and which plans are attached hereto as Schedule "C". All work performed by the Tenant with respect to the demised premises shall:

    (a) be done as expeditiously as possible, in a good and workmanlike manner with first class new materials and in accordance with the plans and specifications approved by the Landlord;

    (b) be done in compliance with all applicable laws, building codes, permits and approvals for such work as well as the requirements of the Landlord's insurers;

    (c) be done in compliance with such reasonable rules and regulations as the Landlord or its agents or contractors may make;

    (d) be subject to the reasonable supervision of the Landlord or its agents or contractors;

    (e) be done only by competent workmen whose labour union affiliations are acceptable to the unions of which the employees of the Landlord, its contractors or subcontractors are members; and

    (f) be done at the risk of the Tenant.

31. THE TENANT shall have the right, during the term of the lease, or any renewal term, subject to compliance with municipal or other governmental by-laws and regulations, to locate one or two earth station satellite dishes and a tower-mounted dish antenna at the northwest corner of the said lands and premises being the north westerly corner of the parking lot lying to the north of the said building.

        The installations referred to herein shall be made only with the prior written consent of the Landlord. On requesting such consent, the Tenant shall provide the Landlord with plans and specifications for the installation, including a plot plan showing the location thereof, and the consent of the Landlord will not unreasonably or arbitrarily be withheld or delayed. Any installation shall comply with municipal and governmental by-laws and regulations as may exist at the time of such installation. Conformity with any regulations or by-laws that may be enacted or amended subsequent to any such installation, and requiring changes thereto, shall be undertaken forthwith by and at the expense of the Tenant.

        The installations referred to herein shall be done in a manner to minimize inconvenience to other tenants, and any parking spaces permanently occupied or made unusable thereby shall reduce the number of parking spaces used by the Tenant hereunder and no permanent encroachment will be made to any driveways or traffic routes. All such installations shall be removed by the Tenant, at its own expense, on the expiry or other termination of this lease, and the Tenant shall repair any damage caused by such installation and removal at its sole expense. The Tenant shall have no right to install a television antenna on the demised premises.

        Notwithstanding the provisions set forth above, if the Landlord determines, acting reasonably, that any earth station satellite dish or tower-mounted dish antenna installed by the Tenant unreasonably interferes with the ingress to and/or egress from the building or unreasonably, materially and permanently interferes with the business of any other tenant, the Tenant shall remove any such dish or antenna, at its own expense, forthwith following receipt of written notice from the Landlord.

32. The Tenant shall not register this lease without the written consent of the Landlord. However, upon the request of either party hereto the other party shall join in the execution of a notice of lease or a memorandum or so called "short form" of this lease for the purpose of registration. Said notice, memorandum or short form of this lease shall describe the parties, the demised premises and the term and shall be prepared and registered at the expense of the Tenant.

        IN WITNESS WHEREOF the parties hereto have hereunto signed and sealed this lease.

SIGNED, SEALED AND DELIVERED  )
in the presence of:           )
                              )  HARGOL MANAGEMENT LIMITED
                              )
                              )      /s/ XXXXXX XXXXXX
                              )  Per:____________________
                              )                             c/s
                              )
                              )  Per:____________________
                              )
                              )  PRECEDENCE INC.
                              )
                              )      /s/ XXXXXX XXXXXX
                              )  Per:____________________
                              )                             c/s
                              )
                              )  Per:____________________
                              )
                              )  MILDRED DEVOR, XXXXXXXX
                              )  ____________________________
                              )  MILDRED DEVOR, Executrix and
                              )  Trustee of the Last Will and
                              )  Testament of JOHN R. DEVOR,
                              )  Deceased
                              )
                              )  INTERNATIONAL IMAGE CONVERSIONS
                              )  INC.
                              )
                              )      /s/ XXXXXX XXXXXX
                              )  Per:____________________
                              )                             c/s
                              )      /s/ XXXXXX XXXXXX
                              )  Per:____________________
p-rashls
January 17, 1990

                                                                    SCHEDULE "A"

                              [MAP APPEARS HERE]

                                 SCHEDULE "B"

DESCRIPTION:

FIRSTLY:

Parcel 4-1, Section M-1017, being Lot 4 on Plan M-1017 in the City of North York, Municipality of Metropolitan Toronto.

Subject to the free, uninterrupted and unobstructed right and easement in perpetuity in favour of the Township of the North York, and its successors and assigns, to enter on that part of said Lot 4 and shown in broken lines on Plan M-1017, for the purposes of laying down, constructing, repairing, replacing, operating and maintaining, a storm sewer, as set out in Instrument No. 190469, North York, filed for reference only as A-130590.

Together with the right, to use for railways siding purposes only by those now or hereafter entitled thereto over along and upon Blocks A, B and C on Plan M-1017, as set out in Instrument No. A-124129.

Subject to an easement in favour of the Corporation of the Township of North York, over that part of Lot 4 on Plan M-1017 and designated as Parts 1 and 4 on Plan R-1735, for the purpose of laying down and constructing storm and/or sanitary sewers and water services, as set out in Instrument No. A-126809.

Subject to an easement in favour of the Hydro Electric Commission of the Township of North York, its successors and assigns, to enter and construct, maintain, repair, replace and operate, on that part of Lot 4 on Plan M-1017 designated as Parts 5, 6, 7, 8, and 9 on Plan R-1812 as set out in A-51428.

Subject to an easement in favour of Philco Corporation of Canada Limited 2 and its successors and title appurtenant to its remaining lands as described in Instrument No. 146223 North York, over that part of Lot 4 on Plan M-1017 designated as Part 1 on Plan R-1811 to use for railway siding purposes as set out in Instrument No. A-162834.

                           [FLOOR PLAN APPEARS HERE]

                                 SCHEDULE "D"
                                 ------------

                      CURRENT IMPROVEMENTS IN THE DEMISED
                PREMISES (PRIOR TO CONSTRUCTION BY THE TENANT)

                           [FLOOR PLAN APPEARS HERE]

                                          23 & 25 Prince Andrew Place, Don Mills

                     LEASE EXTENSION & AMENDING AGREEMENT
                     ------------------------------------

                         THIS AGREEMENT made as of the 1st day of May, 1996.

B E T W E E N:

                         HARGOL MANAGEMENT LIMITED, PRECEDENCE INC. and JONAR INVESTMENTS LIMITED

                         (hereinafter referred to as the "Landlord")

                                                               OF THE FIRST PART

                         -and-

                         INTERNATIONAL IMAGE SERVICES INC.

                         (hereinafter referred to as the "Tenant")

                                                              OF THE SECOND PART

        WHEREAS by a lease made as of January 15, 1990 (the "Lease"), Hargol Management Limited, Precedence Inc. and Mildred Devor, Executrix and Trustee of the Last Will and Testament of John R. Devor, Deceased, (collectively the "Original Landlord"), leased to the Tenant for and during the term of ten (10) years, commencing on March 1, 1990 and expiring February 29, 2000, certain premises (the "Original Premises") comprising an area of approximately nine thousand, six hundred and thirty-five (9635) square feet (as more particularly outlined in red on Schedule "A" attached to the Lease), municipally known as 23 Prince Andrew Place, North York, Ontario.

        AND WHEREAS the Landlord is the successor in title to the Original Landlord.

        AND WHEREAS the Landlord and the Tenant have agreed to further extend the term of the Lease for a further period of six (6) years and two (2) months, commencing on March 1, 2000 and ending on April 30, 2006, and have further agreed to amend the Lease in accordance with the terms hereinafter set forth.

        AND WHEREAS the Landlord and Tenant have agreed that the Landlord will lease to the Tenant additional space (the "Additional Space") of approximately nine thousand two hundred and ninety (9290) square feet (as more particularly crosshatched in blank on Schedule "A" attached hereto) municipally known as 25 Prince Andrew Place, North York, Ontario from and including May 1, 1996 to April 30, 1999, upon the terms and conditions hereinafter set out (the "Original Premises" and the "Additional Space" are hereinafter sometimes referred to collectively as the "Leased Premises").

        NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of Two Dollars ($2.00) paid by each of the parties hereto to the other and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, it is hereby agreed as follows:

1. The foregoing recitals are true in substance and in fact and form part of this Agreement.

2.      The term of the Lease is hereby extended for an additional period of six
(6) years and two (2) months from March 1, 2000 to April 30, 2006 on the same terms and conditions as are contained in the Lease, save and except for annual rent which shall be as hereinafter set out in paragraph 5 of this Agreement and save and except as otherwise set forth in this Agreement. Furthermore, except as set forth in paragraph 8 of this Agreement, the Tenant shall take the Leased Premises "as is".

3. The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Additional Space from and including May 1, 1996 (the "Effective Date") to and including April 30, 1999 (the "Expiration Date") upon the same terms and conditions set out in the Lease, as amended by this Agreement.

4. The Lease shall be and the same is hereby amended so that any reference to "demised premises" or "premises" contained in the Lease shall mean, from and after the Effective Date and until the Expiration Date, the Leased Premises, and after the Expiration Date the Original Premises unless the extension rights in paragraph 29 of the Lease are exercised in which case the Additional Space shall continue to form part of the demised premises set forth in the Lease. The Landlord and the Tenant acknowledge and agree that from and after the Effective Date until the Expiration Date the demised premises shall contain an area of 18,925 square feet. Furthermore, except as set forth in paragraph 8 of this Agreement, the Tenant shall take the Leased Premises "as is".

5. From and after the Effective Date, paragraphs 3(a)(iii) and 3(a)(iv) of the Lease shall be deleted and replaced with the following:

        (iii) From March 1, 1995 to and including April 30, 1996, the sum of $81,897.50 per annum, being $6,824.79 per month;

        (iv) From May 1, 1996 to June 30, 1996, the sum of $57,810 per annum being $4,817.50 per month based on $6.00 per square foot per annum for the Original Premises and nil dollars for the Additional Space;

        (v) From July 1, 1996 to April 30, 1999, the sum of $123,954.80 per annum being $10,329.57 per month based on $6.00 per square foot per annum for the Original Premises and $7.12 per square foot per annum for the Additional Space; and

        (vi) From May 1, 1999 to April 30, 2006 the sum of $57,810 per annum being $4,817.50 per month, based on $6.00 per square foot per annum for the Original Premises.

6. From and after the Effective Date, paragraph 29 of the Lease shall be deleted and shall be replaced with the following:

    (a) If the Tenant gives the Landlord written notice prior to April 30, 1999 of the Tenant's intention to extend the term of the Lease for the Additional Space, the term of the Lease for the Additional Space shall be automatically extended for a period of two (2) years (the "First Extension Term") from May 1, 1999 to April 30, 2001 upon the same terms and conditions as set out in the Lease except that:

        (i) there shall be no further right of renewal or extension except as set forth in this paragraph 29 or in paragraph 33 of the Lease;

        (ii) with respect to the First Extension Term, the Landlord shall have no obligation to pay to the Tenant any allowance or inducement, or do or perform any work in, on or to the demised premises, the Tenant acknowledging and agreeing that the Tenant shall take the demised premises on an "as is" basis;

        (iii) the annual basic rent payable for the Additional Space shall be $66,144.80 per annum, being $5,512.07 per month based on $7.12 per square foot per annum for the Additional Space;

        (iv)  there shall be no rent free period; and

        (v) the Tenant shall be entitled to 30 additional parking spaces in the parking area reserved therefor.

    (b) If the Tenant has exercised the extension right set forth in subparagraph (a) above, and:

              (i) if the Tenant is not in default under this Lease and the Tenant gives the Landlord not less than 180 days and not more than 365 days written notice prior to the expiration of the First Extension Term of its intention to extend the term of this Lease for the Additional Space; or

              (ii) if the Landlord gives the Tenant not less than 180 days and not more than 365 days written notice prior to the expiration of the First Extension Term of its intention to extend the term of this Lease for the Additional Space,

        then the Lease for the Additional Space will be automatically extended upon the expiry of the First Extension Term for an additional period of five (5) years (the "Second Extension Term") upon the same terms and conditions as set out in this Lease (including without limitation the right to use the thirty (30) additional parking spaces in the parking area reserved therefor as set forth in paragraph 29(a)(v) above) except that:

        (i) there shall be no further right of renewal or extension except as set forth in paragraph 33 of the Lease;

        (ii) with respect to the Second Extension Term, the Landlord shall have no obligation to pay to the Tenant any allowance or inducement, or do or perform any work in, on or to the demised premises, the Tenant acknowledging and agreeing that the Tenant shall take the demised premises on an "as is" basis;

        (iii) the annual basic rent payable for the Additional Space shall be $66,144.80 per annum, being $5,512.07 per month based on $7.12 per square foot per annum for the Additional Space; and

        (iv)  there shall be no rent free period.

7. The Lease shall be amended so that any reference to the address of Lloyd Zerker Realty Limited and Prince Andrew Place c/o Fogler, Rubinoff shall be changed to:

    (a) Lloyd Zerker Realty Limited
        20 Holly Street
        Suite 100
        Toronto, Ontario
        M4S 3B1

    (b) Prince Andrew Place
        c/o Fogler, Rubinoff
        Suite 4400, P.O. Box 95
        Royal Trust Tower
        Toronto-Dominion Centre
        Toronto, Ontario
        M5K 1G8

        Attention: L.S.D. Fogler, Q.C.

8. (a) In consideration of the Tenant entering in to this Agreement, the Landlord hereby agrees to pay to the Tenant's contractor, as hereinafter provided, up to $200,000 plus G.S.T. (the "Leasehold Improvement Allowance"), in reimbursement for the Tenant's cost of renovating the Leased Premises. The Leasehold Improvement Allowance shall be paid by the Landlord on an on-going basis directly to the Tenant's contractors, on a cost to complete basis, within 30 days of receipt of an invoice and certificate from the Tenant's engineer, architect or such other person as is acceptable to the Landlord, acting reasonably (the "Professional"), that the price of the services or materials or equipment actually supplied under the contract to date, represent the value referred to in such certificate and invoice. Provided, always, that the Landlord shall have a period of five (5) days from receipt of such invoice or certificate, to dispute the amount certified by the Professional and in the event that the Landlord and the Tenant are unable to agree, both acting reasonably, within the aforesaid five (5) day period as to the amount of the price of the services or materials or equipment actually supplied under the contract to date, then in such event the matter shall be submitted to the Landlord's Architect (the "Architect") whose decision shall be final and binding upon the parties hereto, and the Landlord shall make payment directly to the Tenant's contractor or the Tenant, at the sole discretion of the Landlord, on the basis of the Architect's decision. All payments made by the Landlord pursuant to the provisions of this paragraph shall be made in accordance with the provisions of the Construction Lien Act.

    (b) The Tenant shall not proceed with any of the aforesaid renovations (hereinafter called "Alterations") to any of the Leased Premises without first obtaining the Landlord's prior written consent and approval or direction, which approval or consent shall not be unreasonably or arbitrarily withheld or delayed, and until the Tenant shall submit to the Landlord:

        (i) plans, drawings and specifications fully describing the Alterations, or changes to Alterations previously approved, prepared by qualified architects or engineers and conforming to good professional practice;

        (ii) evidence satisfactory to the Landlord that the Tenant has obtained, at its expense, all necessary consents, permits, approvals, licences and inspections from all governmental and regulatory authorities having jurisdiction;

        (iii) the name of the general contractor, a copy of the budget for the Alterations prepared by the general contractor and a copy of the contract to be entered into with the general contractor; and

        (iv) evidence satisfactory to the Landlord that the Tenant or its contractor has arranged comprehensive general liability insurance and "all risk" property insurance for the Alterations in amounts and upon terms satisfactory to the Landlord, with the Landlord named as an insured thereunder.

        Any deviation from the plans and specifications previously approved by the Landlord shall also require the written approval of the Landlord. One set of plans and specifications with the Landlord's consent endorsed thereon shall remain in the Leased Premises during the period when the Alterations are being performed.

    (c) Except as set forth in paragraph 8(a) above, all Alterations approved by the Landlord shall be performed:

        (i)   at the sole cost of the Tenant;

        (ii) by competent workmen whose labour union affiliations are compatible with others employed by the Landlord and its contractors;

        (iii) in a good and workmanlike manner with new materials in accordance and compliance with all applicable laws, by-laws and regulations;

        (iv) in accordance with the plans, drawings and specifications and contract with the general contractor approved by the Landlord;

        (v)   by a general contractor approved by the Landlord; and

        (vi) subject to the reasonable regulation, control and inspection of or by the Landlord.

    (d) Any Alterations made by the Tenant without the prior written consent of the Landlord or not made in accordance with the plans, drawings and specifications approved by the Landlord, shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's sole cost and expense, and the Leased Premises shall be restored to their previous condition.

    (e) Notwithstanding anything contained in this Agreement, if any Alteration approved by the Landlord affects the structure of the Leased Premises or any part of the building (the "Building") whereon such premises are situate, such work shall be performed only by the Landlord, at the Tenant's sole cost and expense. No Alteration by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure, or adversely affect the condition or operation of the Leased Premises or the Building, or diminish the value thereof, or, in the Landlord's reasonable opinion, restrict, reduce or adversely affect the coverage, height, density, parking or use of the Building.

    (f) The Tenant shall commence the Alterations as soon as possible following the date of this Agreement and the Tenant shall proceed with the Alterations expeditiously, continuously and efficiently. The Tenant shall use its best efforts to complete the Alterations by July 31, 1996.

    (g) The opinion in writing of the Architect shall be binding on both the Landlord and the Tenant respecting all matters of dispute regarding the Alterations including the state of completion and whether or not work is completed in a good and workmanlike manner.

    (h) The Tenant shall ensure that no construction liens or other liens or encumbrances shall be registered against or shall otherwise affect the Building, the Leased Premises or any part thereof or the Landlord's or the Tenant's interest in the Building, the Leased Premises in respect of materials supplied or work done or to be done by the Tenant or on behalf of the Tenant or related to the Alterations. If the Tenant fails to discharge or cause any such lien to be discharged within five (5) days of notice by the Landlord to do so then, in addition to any other rights or remedies of the Landlord, the Landlord may (but shall not be obligated to) discharge the lien by paying the amount claimed into Court or directly to the lien claimant and the amount so paid and all costs and expenses (including legal costs and expenses) plus interest at the rate of ten (10%) percent per annum, calculated monthly, shall be immediately due and payable by the Tenant to the Landlord as Additional Rent forthwith on demand. The Landlord may at its option deem a failure by the Tenant to remove any such lien as a default under the Lease.

    (i) Notwithstanding anything contained herein to the contrary, no portion of the Leasehold Improvement Allowance shall be payable to the Tenant or its contractor, if on the date on which any portion of the Leasehold Improvement Allowance is otherwise payable:

        (i) the Professional fails to certify that the cost to complete the Alterations at the given time is less than the amount of the Leasehold Improvement Allowance then remaining to be disbursed; or

        (ii) there is any construction lien(s) registered against the Tenant's interest in the Building; or

        (iii) the Landlord is in receipt of any unsatisfied written notice(s) of construction liens against the Tenant's interest in the Building; or

        (iv) the Tenant is otherwise in default under any of the terms and conditions of this Agreement or the Lease.

        In any such event, the Landlord shall be entitled to withhold payment of the Leasehold Improvement Allowance until such satisfactory evidence is received, liens are cleared, such unsatisfied written notices of construction liens are paid or such other default cured.

    (j) Any breach by the Tenant of its obligations under this paragraph 8 shall constitute a breach of the Lease.

9. From and after the Effective Date and until the Expiration Date the Lease shall be further amended by replacing the number "25" in the first line of page 2 of the Lease with the number "55". Furthermore, from and after the Effective Date, the last sentence of paragraph 1 of the Lease shall be deleted.

10. From and after the Effective Date, the following shall be added as paragraph 33 of the Lease:

    If:

    (a) the Tenant is not then in default under the terms of this Lease; and

    (b) the Tenant gives the Landlord not less than one hundred and eighty (180) days' written notice prior to the expiration of the initial term of this Lease of the Tenant's intention to renew the term of the Lease; then the Landlord will grant the Tenant the right to renew the term of this Lease upon the expiry of the initial term for one period of five (5) years upon the same terms and conditions as set out in this lease except that:

        (i)   there shall be no further right of renewal or extension; and

        (ii) the Tenant shall take the demised premises "as is" it being agreed that the Landlord shall not have any obligation to perform any work or provide any inducement or allowance to the Tenant in connection with the demised premises;

        (iii) the annual basic rent payable shall be mutually agreed upon by and between the Landlord and the Tenant not less than ninety (90) days prior to the expiration of the initial term of this lease. If the Landlord and the Tenant have not agreed as to the annual basic rent by a date which is ninety (90) days prior to the end of the initial term of this lease, then the annual basic rent shall be determined by arbitration, pursuant to the provisions of the Arbitrations Act of Ontario, (provided that the arbitrator(s) shall not be limited to the fees fixed in the Arbitrations Act). Notwithstanding the foregoing, the parties hereto agree that in no event shall the annual basic rent payable during the renewal term be less than

              $6.00 per square foot per annum of the Original Premises and $4.00 per square foot per annum of the Additional Space; and

        (iv)  there shall be no rent free period.

11. From and after the Effective Date, the following shall be added as paragraph 34 of the Lease:

        "The Tenant is hereby given the first right of refusal during the initial term of this Lease and any renewal thereof, to lease the premises known municipally as 27 Prince Andrew Place, North York, Ontario (the "First Right Premises") and otherwise in accordance with the terms hereinafter set forth. In that regard, as soon as the Landlord receives a bona fide third party offer (the "Offer") to lease the First Right Premises, which is acceptable to the Landlord, the Landlord shall provide written notice thereof (the "Landlord's Notice") to the Tenant. The Tenant shall have 48 hours from receipt of such Landlord's Notice to elect, by providing written notice to the Landlord within such 48 hour period, to lease the First Right Premises, upon the same terms and conditions contained in the Offer. If the Tenant elects not to exercise its first right of refusal or if it fails to exercise such right within the aforesaid period of 48 hours, the Landlord shall be free to lease the First Right Premises in accordance with the Offer and thereafter this first right of refusal shall be of no further force or effect.

12. The Lease, as amended by this Agreement, is hereby ratified and confirmed and shall remain in full force and effect. The parties hereto further acknowledge and agree that by letter dated April 29, 1996, which letter is in full force and effect, the Tenant has exercised its extension option contained in paragraph 6(a) of this Agreement.

13. The Tenant covenants and agrees with the Landlord that it will, at all times hereafter, at the reasonable request of the Landlord, make or procure to be made, done or executed, all such further assurances as the Landlord may reasonably require from time to time to give effect to the terms of this Agreement.

14. This Agreement shall enure to the benefit and be binding upon the Landlord and its successors and assigns and upon the Tenant and its permitted successors and assigns.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first written above.


                                       HARGOL MANAGEMENT LIMITED


                                       Per: /s/
                                            ------------------------------
                                              Authorized Signing Officer



                                       PERCEDENCE INC.


                                       Per: /s/
                                            ------------------------------
                                              Authorized Signing Officer

                                       JONAR INVESTMENTS LIMITED


                                       Per: /s/
                                            ------------------------------
                                              Authorized Signing Officer



                                       INTERNATIONAL IMAGE SERVICES INC.


                                       Per: /s/
                                            ------------------------------
                                              Authorized Signing Officer